EX-23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Columbia Financial, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-221912) on Form S-1 and in the registration statements (No. 333-226466 and No. 333-232766) on Form S-8 of Columbia Financial, Inc. of our reports dated March 1, 2022, with respect to the consolidated financial statements of Columbia Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Short Hills, New Jersey
March 1, 2022